| Press Release |

Acucela Secures Option to Exclusively Acquire Novel Retinal Technology
Potential small molecule pharmacologic treatment for retinal neovascular disease
SEATTLE (December 13, 2016) — Acucela Inc. (“Acucela”), a clinical-stage ophthalmology company and wholly-owned subsidiary of Kubota Pharmaceutical Holdings Co., Ltd. (Tokyo 4596) that specializes in identifying and developing novel therapeutics to treat and slow the progression of sight-threatening ophthalmic diseases, and EyeMedics, LLC, a drug development company focusing on small molecule therapeutics for the eye, announced today an R&D agreement and exclusive option to acquire the global rights to its proprietary biomimetic technology, including an initial candidate molecule for ophthalmic use, from EyeMedics.

The proprietary technology, licensed by EyeMedics from the University of Southern California, modulates endogenous factors released during the inflammatory process at the early pathogenic stages of age related macular degeneration (AMD), proliferative diabetic retinopathy (PDR), diabetic macular edema (DME) and other retinal neovascular conditions. Approximately 142 million people are affected by AMD (all forms), and about 105 million people are affected by diabetic eye disease worldwide (1). These two diseases alone are two of the leading causes of blindness worldwide.

In an early in-vivo preclinical study, the lead drug candidate of EyeMedics demonstrated the ability to inhibit vascular endothelial growth factor (VEGF) induced vascular leakage comparable to anti-VEGF therapy, and without loss of native microvasculature. Vessels appeared to be better preserved than with the anti-VEGF treatment suggesting less occlusion.

In addition to its early intervention in the neovascular disease cascade, Acucela intends to evaluate the potential of these proprietary molecules to be dosed less frequently and exert therapeutic effects over a longer period of time than current anti-VEGF biologic drugs used as standard of care.

“We are very excited about the opportunity to assess the potential of this novel therapeutic approach to provide better outcomes and an improved delivery paradigm, administered either intravitreally or orally, for patients suffering from a variety of retinal neovascular diseases starting with diabetic macular edema,” stated Dr. Ryo Kubota, MD, PhD, and Chairman, President and CEO of Acucela.

Dr. Nicos Petasis, PhD, Co-Founder, President and Chief Scientific Officer of EyeMedics, stated “we think this biomimetic technology has the potential to help many patients and we very much welcome the opportunity to work with Acucela to move forward the development of this technology”.

1 Market Scope, The Global Retinal Pharmaceuticals & Biologic Market, 2015

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About Acucela Inc.
Acucela Inc., is a wholly-owned subsidiary of Kubota Pharmaceutical Holdings Co., Ltd. (Tokyo 4596) committed to translating innovation into a diverse portfolio of drugs and devices to preserve and restore vision for millions of people worldwide. Acucela’s pipeline includes drug candidates and therapeutics for the treatment of retinitis pigmentosa, proliferative diabetic retinopathy, intermediate AMD, Stargardt disease and cataracts. http://www.acucela.com; http://www.kubotaholdings.co.jp/en/
About EyeMedics
EyeMedics, LLC is a privately held drug development company focused on the development of small molecule therapeutics for major ophthalmic diseases and conditions. By employing a novel biomimetic technology licensed from the University of Southern California, the company has identified a lead molecule currently being investigated as a drug candidate for wet AMD and other neovascular retinal diseases.
Cautionary Statements
Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include statements regarding our expectations related to our development plans and ability to successfully develop and commercialize our product candidates; our expectations regarding the potential addressable markets for our product candidates, if approved; the timing of and results from our and our collaborators’ ongoing clinical trials and pre-clinical development activities; the potential efficacy, future development plans and commercial potential of our and our collaborators’ product candidates and the progress and potential of ongoing development programs. These statements are based on current assumptions that involve risks, uncertainties and other factors that could cause the actual results, events or developments to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: our investigational product candidates may not demonstrate the expected safety and efficacy; our pre-clinical development efforts may not yield additional product candidates; any of our or our collaborators' product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; our clinical trials could be delayed; new developments in the intensely competitive ophthalmic pharmaceutical market may require changes in our clinical trial plans or limit the potential benefits of our investigational product candidates; the impact of expanded product development and clinical activities on operating expenses; adverse conditions in the general domestic and global economic markets; as well as the other risks identified in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and we assume no obligation to update these forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements. For a detailed discussion of the foregoing risks and other risk factors, please refer to our filings with the Securities and Exchange Commission, which are available on Kubota Pharmaceutical Holdings (Acucela’s parent company) investor relations website (http://www.kubotaholdings.co.jp/en/ir/) and on the SEC’s website (http://www.sec.gov).

“Acucela”, Acucela logo and “Kubota” are registered trademarks or trademarks of Acucela Inc. or Kubota Pharmaceutical Holdings in various jurisdictions.
Media Contact :
Michael Hasegawa
Senior Director, Corporate Communications
Phone: +81-3-5789-5872

Email: mhasegawa@acucela.com
Investor Relations:
John Gebhart
Chief Financial Officer
Phone: +1-206-805-3972
Email: jgebhart@acucela.com
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